EXHIBIT 10.20

EMPLOYMENT AGREEMENT AMENDMENT

This AMENDMENT TO THE EMPLOYMENT AGREEMENT (“Amendment”) is entered into on and effective January 1, 2024, between DATA STORAGE CORPORATION (the “Company”), with an office at 48 South Service Road, Melville, New York 11747, and CHARLES M. PILUSO (“Executive”).

WHEREAS, the Corporation and Executive (collectively “Parties”) entered into an employment agreement on March 28, 2023 (“Agreement”) setting forth the terms and conditions of the Executive’s employment with the Company; and

WHEREAS, pursuant to the determination by the Compensation Committee of the Board of Directors of Data Storage Corp. at their meeting held on December 22, 2023, it was decided that Executive’s base salary for 2024 would increase to an amount above what was agreed to in the Agreement; and

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.       Schedule A, Paragraph 1 of the Employment Agreement is hereby amended as follows:

Base Salary. The Company shall pay Executive a base salary (the “Base Salary”)

pursuant to the following schedule:

a. 2023: Executive shall receive a base salary at the rate of Two Hundred Twenty Five Thousand dollars ($225,000) per year;

b. 2024: Executive shall receive a base salary at the rate of Two Hundred Fifty Thousand dollars ($250,000) per year;

c. 2025: Executive shall receive a base salary at the rate of Two Hundred Fifty Thousand dollars ($250,000) per year.

2.       Except as otherwise provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event any of the terms or conditions of this Amendment conflict with the terms of the Agreement, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Renewal on the day and the year first above written.

DATA STORAGE CORP.

By:	/s/ Chris Panagiotakos
	CHRIS PANAGIOTAKOS	By:	/s/ Charles Piluso
CHARLES M. PILUSO